   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 15, 1997

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                             F.Y.I. INCORPORATED(R)
             (Exact name of registrant as specified in its charter)

          DELAWARE                          7389                         75-2560895
 State or other jurisdiction    (Primary Standard Industrial          (I.R.S. Employer
     of incorporation or         Classification Code Number)       Identification Number)
        organization)
                                                              ED H. BOWMAN, JR.
                                                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                             F.Y.I. INCORPORATED
       3232 MCKINNEY AVENUE, SUITE 900                 3232 MCKINNEY AVENUE, SUITE 900
             DALLAS, TEXAS 75204                             DALLAS, TEXAS 75204
               (214) 953-7555                                  (214) 953-7555
 (Address, including zip code, and telephone       (Name, address, including zip code, and
number, including area code, of registrant's      telephone number, including area code, of
        principal executive offices)                         agent for service)

                             ---------------------
                                    Copy to:

          MARGOT T. LEBENBERG, ESQ.                      CHRISTOPHER T. JENSEN, ESQ.
VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL            MORGAN, LEWIS & BOCKIUS LLP
             F.Y.I. INCORPORATED                               101 PARK AVENUE
       3232 MCKINNEY AVENUE, SUITE 900                    NEW YORK, NEW YORK 10178
             DALLAS, TEXAS 75204                               (212) 309-6000
               (214) 953-7555

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

[CAPTION]

==================================================================================================================
                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF         AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
 SECURITIES TO BE REGISTERED        REGISTERED            PER UNIT          OFFERING PRICE      REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
  value.......................        592,915            $23.250(1)         $13,785,274(1)           $4,596
==================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the closing price of the Common Stock reported on the Nasdaq National Market on September 11, 1997.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 1997

                                 592,915 SHARES

                             F.Y.I. INCORPORATED(R)

                                  COMMON STOCK
                             ---------------------
     This Prospectus covers 592,915 shares (the "Shares") of common stock, $.01 par value (the "Common Stock"), which may be offered and issued by certain stockholders (the "Selling Stockholders") of F.Y.I. Incorporated (the "Company" or "F.Y.I.") from time to time, directly or through one or more broker-dealers, in one or more transactions. All of the Shares to be sold by any of the Selling Stockholders were issued in connection with (i) the acquisition by the Company of various businesses which were previously owned by selected Selling Stockholders; or (ii) the initial capitalization of the Company.

     The Selling Stockholders and any broker-dealer through whom any Shares are offered and sold may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act") in connection with such offers and sales. The Company will receive none of the proceeds from any such sales.

     Selling Stockholders or pledges, donees, distributees, transferees or other successors in interest, may sell the Shares being offered hereby from time to time in transactions (which may involve crosses and block transactions) on the Nasdaq National Market, at market prices prevailing at the time of the sale, at negotiated prices or otherwise. Selling Stockholders may sell some or all of such Shares in transactions involving broker-dealers, who may act solely as agent and/or may acquire Shares as principal. Broker-dealers participating in such transactions as agent may receive commissions from Selling Stockholders (and, if they act as agent for the purchaser of any such Shares, from such purchaser), such commissions computed in appropriate cases in accordance with the applicable rules of the Nasdaq National Market, which commissions may be at negotiated rates where permissible under such rules. Participating broker-dealers may agree with Selling Stockholders to sell a specified number of Shares at a stipulated price per share and, to the extent any such broker-dealer is unable to do so acting as an agent for a Selling Stockholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer's commitment to such Selling Stockholder. In addition or alternatively, Shares may be sold by Selling Stockholders and/or by or through other broker-dealers in special offerings, exchange distributions or secondary distributions pursuant to and in compliance with the governing rules of the Nasdaq National Market. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to or through other broker-dealers, including transactions of the nature described in the preceding two sentences) on the Nasdaq National Market, at market prices prevailing at the time of sale, at negotiated prices or otherwise, and in connection with such resales may pay to or receive commissions from the purchase of such Shares. Any commissions paid or concessions allowed to any broker-dealer, and, if any broker-dealer purchases such Shares as principal, any profits received on the resale of such Shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

     All expenses of registration of the Shares which may be offered hereby under the Securities Act will be paid by the Company (other than underwriting discounts and selling commissions, and fees and expenses of advisors to any of the Selling Stockholders). The Company may agree to indemnify any Selling Stockholder as an underwriter under the Securities Act against certain liabilities, including liabilities arising under the Securities Act. Any Selling Stockholder may indemnify any broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

     As of September 8, 1997, the Company had 10,306,979 shares of Common Stock outstanding. The Common Stock is traded on the Nasdaq National Market. On September 11, 1997, the closing price of the Common Stock on the Nasdaq National Market was $23.250 per share, as published in The Wall Street Journal on September 12, 1997.

     The Company is a Delaware corporation and all references herein to the Company refer to the Company and its subsidiaries.

     THE SHARES OFFERED HEREBY INVOKES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 5 HEREOF.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1997

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661- 2511. Copies of such materials can be obtained from the Commission at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and such Common Stock, reference is made to such Registration Statement and exhibits. A copy of the Registration Statement on file with the Commission may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission and through the Commission's Internet Web site.

     The Company's Common Stock is traded on the Nasdaq National Market. Proxy statements and other information concerning the Company can also be inspected at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington D.C. 20006.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents of the Company (Commission File No. 0-27444) filed with the Commission are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Commission on March 11, 1997;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed with the Commission on May 13, 1997;

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 filed with the Commission on August 8, 1997;

          (d) The Company's Current Report on Form 8-K filed with the Commission on April 9, 1997; and

          (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 22, 1995.

     In addition, all reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of effectiveness of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby shall be deemed to be incorporated or deemed to be incorporated by reference into this Prospectus. Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written requests for such copies should be directed to F.Y.I. Incorporated, 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204, Attention:
Investor Relations. Telephone requests may be directed to the Secretary at (214) 953-7555.

                                  THE COMPANY

     F.Y.I. Incorporated was founded in September 1994 to create a national, single-source provider of document management services to three primary client segments: healthcare institutions, professional services firms and financial institutions. The Company's primary strategy is to consolidate the highly fragmented document management services industry through acquisitions. In January 1996, F.Y.I. acquired, simultaneously with the closing of its initial public offering (the "IPO"), seven document management services businesses (the "Founding Companies"). Since the IPO and through December 31, 1996, the Company acquired 18 additional companies (the "Subsequent Acquisitions"). Since December 31, 1996, the Company has acquired eight additional companies, for a total of 33 acquisitions since the Company's inception. In December 1996, the Company completed a public offering of 2,783,000 shares of Common Stock (including 420,000 shares of Common Stock sold by selling stockholders) (the "December Offering"). A portion of the proceeds from the December Offering were used to repay the outstanding balance under the Credit Agreement, as amended (the "Line of Credit"), to pay a portion of the consideration for acquisitions and to retire indebtedness assumed in acquisitions. The remaining proceeds have been and will be used for general corporate purposes, to include additional acquisitions. As a result of the Subsequent Acquisitions combined with internal growth, the Company's revenue has increased from $47.6 million for the year ended December 31, 1995 to $75.7 million for the year ended December 31, 1996 ($102.9 million on a pro forma basis, assuming all significant acquisitions were completed on January 1, 1996). The Company intends to continue to pursue strategic acquisitions in existing and new markets, cross-sell its full range of services to its current customer base and expand the marketing of its services to new customers.

     An estimated four trillion documents are generated annually in the United States. The Company's three targeted client segments generate large volumes of documents and require specialized processing, distribution, storage and retrieval of these documents and the information they contain. The Company believes that these client segments will continue to increase their outsourcing of document management services in order to maintain their focus on core operating competencies and revenue generating activities, reduce fixed costs, including labor and equipment costs, and gain access to new technologies without incurring the expense and risk of near-term obsolescence of such technologies.

     While the document management requirements of each target client segment require unique and specialized services, the Company offers document management services that are transferable across client segments, such as: (i) document and data conversion services, including microfilm and microfiche services and electronic imaging services; (ii) records management services, namely active storage and maintenance of documents and files and archival storage of inactive documents; and (iii) database management and related services, including data entry, direct mail and fulfillment services. In addition, in order to accommodate the document management needs of targeted client segments, the Company also offers industry specific services, such as: (i) medical records release services, namely processing requests for patients' medical records from physicians, insurers, attorneys, healthcare institutions and individuals; (ii) litigation support services including document coding, discovery assistance, forensic analysis and trial support services to law firms, corporations and regulated entities as well as subpoena of business and medical records; and
(iii) employee and investor services including plan administration and record keeping, primarily for the limited partnership industry and employee direct stock purchase plans. The Company also derives revenue from the sale of certain micrographic and business imaging products.

     The Company believes that there are significant opportunities to consolidate the capabilities and resources of a number of existing document management services businesses with the intent of providing clients with a single-source document management solution. Accordingly, the Company is pursuing a "fill-in-the-grid" strategy aimed at providing comprehensive document management services based on the demands of the given geographical market. The Company has implemented an aggressive, three-tiered acquisition program consisting of "beachhead acquisitions" to enter additional targeted markets, "service expansion acquisitions" to acquire additional service capabilities within such markets and "tuck-in" acquisitions to gain market share. The Company believes that it will continue to be an attractive acquiror of other document management services companies due to its strategy of retaining selected owners and management of acquired companies, its access to growth capital and its ability to offer sellers cash for their business as well as an ongoing equity stake in the Company.

     The Company believes that the consolidation of document management services businesses will provide it with a significant competitive advantage over existing smaller competitors. As the Company gains critical mass in certain geographic markets, it expects to be able to capitalize on its existing client relationships, technical expertise, additional operating efficiencies, enhanced marketing initiatives and national account programs to vertically integrate by expanding the services offered to each of its client segments and horizontally integrate by offering certain transferable services to a larger overall client base.

     The Company is a Delaware corporation. Its executive offices are located at 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204, and its telephone number is (214) 953-7555.

                              RECENT DEVELOPMENTS

     Acquisition Activity. Since December 31, 1996, the Company has acquired the following document management services businesses (the "Recent Acquisitions"):
(i) Acadian Consultants, Inc., a medical records release business in Louisiana;
(ii) Computer Central Corporation, a data entry business with facilities in Missouri and Ohio; (iii) Deliverex of San Francisco, a medical records storage business expanding the Company's presence in the Pacific Northwest; (iv) MAVRICC Management Systems, Inc. and an affiliated company, which are leading providers of plan administration, record keeping and investor services based in Detroit, Michigan; (v) Input of Texas, Inc., a data capture business primarily serving national business customers and based in Grand Prairie, Texas; (vi) Information Management Corporation, a micrographics electronic imaging and release of information business with locations in Green Bay, Madison and Milwaukee, Wisconsin; (vii) Major Legal Services, a litigation support company headquartered in San Francisco, California; and (viii) Quality Copy Service, QCSInet, Inc. and affiliates, which are medical records release of information businesses primarily serving hospitals and state disability departments and headquartered in Miami, Florida with operations in Massachusetts, Michigan, North Carolina, South Carolina, New York, Oregon, Colorado and Pennsylvania. The aggregate consideration for the Recent Acquisitions consisted of approximately $5,625,000 in cash and 1,538,000 shares of Common Stock.

                                  RISK FACTORS

     An investment in the Company involves a significant degree of risk. Prospective investors should consider carefully the following factors in addition to other information included in this Prospectus before making an investment in the Common Stock.

LIMITED OPERATING HISTORY; RISKS OF INTEGRATION; ABILITY TO MANAGE GROWTH

     F.Y.I. was founded in September 1994 and conducted no operations prior to the consummation of the IPO. F.Y.I. acquired the Founding Companies simultaneously with the closing of the IPO and has acquired 26 additional companies since that time (together with the Founding Companies, the "Operating Companies"). Prior to their acquisition, these companies operated as separate independent entities. Currently, the Company has a decentralized financial reporting system and relies on the existing reporting systems of the Operating Companies. The success of the Company will depend, in part, on the Company's ability to integrate the operations of the Operating Companies, including centralizing certain functions to achieve cost savings and developing programs and processes that will promote cooperation and the sharing of opportunities and resources. F.Y.I.'s management group has been assembled recently and had no previous experience in the document management services industry. There can be no assurance that the management group will effectively be able to oversee the combined entity and implement the Company's operating or growth strategies. Further, to the extent that the Company is able to implement fully its acquisition strategy, the resulting growth of the Company will place significant demands on management and on the Company's internal systems and controls. There can be no assurance that the recently assembled management group will effectively be able to direct the Company through a period of significant growth. In addition, no assurance can be given that the Company's current systems will be adequate for its future needs or that the Company will be successful in implementing new systems.

     A number of the Operating Companies offer different services, utilize different capabilities and technologies and target different geographic markets and client segments. While the Company believes that there are substantial opportunities in integrating these businesses, these differences increase the risk inherent in successfully completing such integration. Further, there can be no assurance that the Company's strategy to establish a single source provider for document management services will be successful, or that the Company's target client segments will accept the Company as a provider of such services. In addition, there can be no assurance that the operating results of the Company will match or exceed the combined individual operating results achieved by the Operating Companies prior to their acquisition.

ACQUISITION STRATEGY

     The Company's primary growth strategy is the acquisition of additional document management services businesses that will complement its existing businesses. There can be no assurance that the Company will continue to be able to identify or reach mutually agreeable terms with acquisition candidates and their owners, or that the Company will be able to profitably manage additional businesses or successfully integrate such additional businesses into the Company without substantial costs, delays or other problems. Acquisitions may involve a number of special risks including: (i) adverse short-term effects on the Company's reported operating results; (ii) diversion of management's attention;
(iii) dependence on retention, hiring and training of key personnel; (iv) risks associated with unanticipated problems or legal liabilities; and (v) amortization of acquired intangible assets. Some or all of these risks could have a material adverse effect on the Company's operations and financial performance. In addition, to the extent that consolidation becomes more prevalent in the industry, the prices for attractive acquisition candidates may be bid up to higher levels. In any event, there can be no assurance that businesses acquired in the future will achieve sales and profitability that justify the investment therein.

     The Company is regularly in discussions with additional acquisition candidates and may from time to time enter into letters of intent with respect to the acquisition of such businesses. No assurance can be given, however, that the Company will acquire any additional businesses.

NEED FOR ADDITIONAL FINANCING TO CONTINUE ACQUISITION STRATEGY

     The Company currently intends to finance future acquisitions by using cash and its Common Stock for all or a portion of the consideration to be paid. A prior shelf registration statement filed by the Company with the Commission relates to the offering of shares of Common Stock to be used as consideration for acquisitions by the Company, of which approximately 2,081,061 shares remained available under such prior shelf registration statement as of September 12, 1997. In the event that the Company's Common Stock does not maintain sufficient value, or potential acquisition candidates are unwilling to accept the Company's Common Stock as consideration for the sale of their businesses, the Company may be required to utilize more of its cash resources, if available, in order to continue its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain capital through additional debt or equity financings. In December 1996, the Company completed the December Offering. A portion of the proceeds from the December Offering were used to repay the outstanding balance under the Line of Credit, to pay a portion of the consideration for acquisitions and to retire indebtedness assumed in acquisitions. Under the Line of Credit, the Company and its subsidiaries initially could borrow, on a revolving credit basis, loans in an aggregate outstanding principal amount of $5.0 million for working capital and general corporate purposes and term loans in an aggregate principal amount of $30.0 million for acquisitions, subject to certain restrictions in the Line of Credit. As of September 12, 1997, the availability under the Line of Credit was $5.0 million for working capital and $8.8 million for acquisitions. There can be no assurance, however, that funds available under the Line of Credit will be sufficient for the Company's needs.

EFFECT OF POTENTIAL FLUCTUATIONS IN OPERATING RESULTS ON PRICE OF COMMON STOCK; VOLATILITY OF STOCK PRICE

     Results for any quarter are not necessarily indicative of the results that the Company may achieve for any subsequent quarter or a full fiscal year. Quarterly results may vary materially as a result of the timing and structure of acquisitions, the timing and magnitude of costs related to such acquisitions, the gain or loss of material client relationships and variations in the prices charged by the Company for the services it provides. In addition, since a significant portion of the Company's revenue is generated on a project-by-project basis, the timing or completion of material projects could result in fluctuations in the Company's results of operations for particular quarterly periods. Such fluctuations in operating results may adversely affect the market price of the Common Stock. The market price for the Company's shares may also fluctuate in response to material announcements by the Company or significant clients or competitors of the Company, changes in the economic or other conditions impacting the Company's targeted client segments or changes in general economic conditions. Further, the securities markets have experienced significant price and volume fluctuations from time to time that have often been unrelated or disproportionate to the operating performance of particular companies. These broad fluctuations may adversely affect the market price of the Common Stock.

DEPENDENCE ON CERTAIN CLIENT SEGMENTS AND TECHNOLOGY

     The Company derives its revenue primarily from its three targeted client segments: healthcare institutions, professional services firms and financial institutions. Fundamental changes in the business practices of any of these client segments, whether due to regulatory, technological or other developments, could cause a material reduction in demand by such clients for the services offered by the Company. Any such reduction in demand would have a material adverse effect on the results of operations of the Company. The document management services industry is characterized by technological change, evolving customer needs and emerging technical standards. Although the Company believes that it will be able to continue to offer services based on the newest technologies, there can be no assurance that the Company will be able to obtain the rights to use any such technologies, that it will be able to effectively implement such technologies on a cost-effective or timely basis or that such technologies will not render obsolete the Company's role as a third-party provider of document management services.

COMPETITION

     The document management services businesses in which the Company competes and expects to compete are highly competitive. A significant source of competition is the in-house document handling capability of the Company's targeted client base. There can be no assurance that these businesses will outsource more of their document management needs or that such businesses will not bring in house services that they currently outsource. In addition, certain of the Company's competitors are larger businesses and have greater financial resources than the Company. Certain of these competitors operate in broader geographic areas than the Company, and others may choose to enter the Company's areas of operation in the future. The Company intends to enter new geographic areas through internal growth and acquisitions and expects to encounter significant competition from established competitors in each of such new areas. As a result of this highly competitive environment, the Company may lose clients or have difficulty in acquiring new clients and new companies, which would adversely affect the Company's results of operations.

RELIANCE ON KEY PERSONNEL

     The Company's operations are dependent on the continued efforts of its executive officers and on senior management of the Operating Companies. Furthermore, the Company will likely depend on the senior management of businesses acquired in the future. If any of these people is unable or unwilling to continue in his or her present role, or if the Company is unable to attract and retain other skilled employees, the Company's business could be adversely affected. The Company does not currently have key person life insurance covering any of its executive officers or other members of senior management.

POTENTIAL LIABILITY FOR BREACH OF CONFIDENTIALITY

     A substantial portion of the Company's business involves the handling of documents containing confidential and other sensitive information. Although the Company has established procedures intended to prevent any unauthorized disclosure of confidential information and, in some cases, has contractually limited its potential liability for unauthorized disclosure of such information, there can be no assurance that unauthorized disclosures will not result in material liability to the Company.

CONTROL BY MANAGEMENT

     As of September 8, 1997, the directors and executive officers of the Company beneficially owned approximately 20.9% of the outstanding shares of Common Stock and exercise substantial control over the Company's affairs. These stockholders, if acting together, would likely be able to elect a sufficient number of directors to control the Board of Directors and to approve or disapprove any matter submitted to a vote of stockholders.

POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK

     The market price of the Common Stock could be adversely affected by the sale or availability for sale of substantial amounts of Common Stock in the public market. As of September 8, 1997, there were 10,306,979 shares of Common Stock outstanding. The 2,783,000 shares sold by the Company and certain selling stockholders in the December Offering, and the 2,185,000 shares sold in the IPO, are freely tradable without restriction unless acquired by affiliates of the Company. Of such 10,306,979 shares, 3,284,513 shares, have not been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 under the Securities Act.

     In addition, the former owners of the Founding Companies and the initial stockholders of the Company originally have agreed with the Company that they will not sell any of their shares for a period of two years after January 26, 1996 (other than certain sales registered under the Securities Act and a limited ability to pledge such shares as collateral or contribute up to 10% to a family charitable trust). However, such contractual restriction shall be removed upon the effectiveness of this Registration Statement.

     The Company issued 1,500,238 shares of Common Stock as partial consideration for acquisitions completed since the IPO. Such 1,500,238 shares were registered under the Company's prior shelf registration statement and are freely tradable (except for 36,670 shares held by a wholly-owned subsidiary of the Company) unless acquired by parties to the acquisition or affiliates of such parties, other than the issuer, in which case they may be sold pursuant to Rule 145 under the Securities Act. In addition, these shares are subject to contractual restrictions on resale which generally expire two years from the date of issuance; however, 129,177 shares which were registered under the Company's shelf registration statement are being registered on this Registration Statement. The Company issued 1,083,636 shares of Common Stock which were unregistered in certain acquisitions accounted for under the pooling-of-interests method of accounting. Holders of up to 49% (or 530,982 shares of Common Stock) of such unregistered shares of Common Stock have the right to register such shares under this Registration Statement; however holders of only 214,782 of such shares elected to have such shares registered under this Registration Statement.

     The Company has an aggressive acquisition program under which it has completed, and expects to continue to consummate, acquisitions that meet the requirements of the pooling-of-interests method of accounting. Under the pooling-of-interests method of accounting, the affiliates of the acquired companies, which are generally all of the stockholders of the companies acquired by the Company, must be free to sell or otherwise transfer shares of the Common Stock received in the acquisition, subject to their compliance with federal securities laws, as soon as the Company releases results of operations that reflect the combined operations of the Company and the acquired company for a minimum of 30 days. If a significant number of shares of Common Stock are issued in acquisitions that are consummated in close proximity to each other, such shares will become freely tradable at the same time. If a large number of shares are sold by stockholders in the market as soon as their shares became freely transferable, the price of the Common Stock could be adversely affected.

     The Company has reserved for issuance under the Company's 1995 Stock Option Plan, as amended (the "Plan"), an aggregate of 650,000 shares of Common Stock, or 15% of the aggregate number of shares of the Common Stock outstanding, whichever is greater. The Company has registered the shares issuable upon exercise of options granted under the Plan, and such shares will be eligible for resale in the public market. As of August 29, 1997, the Company had options to purchase approximately 1,127,000 shares of Common Stock outstanding under the Plan.

EFFECT OF CERTAIN CHARTER PROVISIONS

     The Board of Directors of the Company is empowered to issue preferred stock without stockholder action. The existence of this "blank-check" preferred could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. See "Description of Capital Stock."

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS

     This Prospectus contains certain forward-looking statements such as the Company's or management's intentions, hopes, beliefs, expectations, strategies, predictions, or any other variation thereof or comparable phraseology of the Company's future activities or other future events or conditions within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the sufficiency of the Company's working capital and the ability of the Company to realize benefits from consolidating certain general and administrative functions, to continue its aggressive acquisition program, to retain management, to implement its focused business strategy to expand its document management services geographically, to retain customers or attract customers from other businesses, to increase revenue by cross-selling services and to successfully defend itself in ongoing and future litigation. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Common Stock offered hereby.

                              SELLING STOCKHOLDERS

     The following table sets forth information with respect to the Selling Stockholders including: (i) the number and approximate percentage of shares beneficially owned as of September 8, 1997; (ii) the number of Shares registered for sale; and (iii) the number and approximate percentage of shares to be owned after the completion of this Offering. The address of each person listed below is c/o F.Y.I. Incorporated, 3232 McKinney Avenue, Suite 900, Dallas, Texas 75204. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

                                              COMMON STOCK                           COMMON STOCK
                                              BENEFICIALLY                           BENEFICIALLY
                                               OWNED PRIOR                               OWNED
                                               TO OFFERING                          AFTER OFFERING
                                            -----------------   NUMBER OF SHARES   -----------------
                   NAME                     NUMBER    PERCENT       OFFERED        NUMBER    PERCENT
                   ----                     -------   -------   ----------------   -------   -------
Gregory R. Melanson -- Director...........  459,260     4.5%         80,000        379,260     3.7%
Kyle C. Kerbawy -- Director...............  410,000     4.0%         90,000        320,000     3.1%
Craig F. Moncher..........................  410,000     4.0%         90,000        320,000     3.1%
Jonathan B. Shaw -- Director..............  230,198     2.2%         15,000        215,198     2.1%
R. M. Ames................................  210,909     2.0%         21,600        189,309     1.8%
Charles J. Bauer, Jr......................  183,333     1.8%         36,000        147,333     1.4%
Alan D. Simon.............................  158,586     1.5%         20,000        138,586     1.3%
Michael P. Wickman........................   97,242       *          19,000         78,242       *
David L. Delgado..........................   80,229       *          16,045         64,184       *
Kent Lee Patterson........................   60,536       *           5,000         55,536       *
Brian E. Whiteside........................   63,628       *          12,000         51,628       *
Neil Dean Patterson.......................   52,015       *           2,000         50,015       *
Ronald A. Rust............................   55,000       *           5,000         50,000       *
G. Michael Bellenghi -- Director..........   62,996       *          12,996         50,000       *
Michael J. Bradley(1) -- Director.........   62,030       *          13,697         48,333       *
Gerald E. Pierson.........................   63,246       *          15,000         48,246       *
Max T. Bly................................   52,727       *          13,182         39,545       *
Roger Mansfield...........................   54,512       *          15,000         39,512       *
Christopher R. Yowell.....................   40,114       *           8,022         32,092       *
John Brown................................   41,605       *          10,000         31,605       *
Rebecca D. Homan..........................   33,943       *           6,700         27,243       *
K. Jill Simon.............................   19,465       *           3,000         16,465       *
Lou Rovens................................   18,955       *           3,410         15,545       *
William M. DeArman........................   21,703       *          10,703         11,000       *
Robert Tessler............................   60,461       *          50,461         10,000       *
Jack B. Dane..............................    7,681       *           2,000          5,681       *
Fairfield Management, LLC.................   17,099       *          17,099              0       *

---------------

 *  Represents less than 1%.

(1) Does not include 6,667 shares which may be acquired upon the exercise of options not exercisable within 60 days.

     The Company has agreed to use its best efforts to keep this Registration Statement effective generally for a period of six months.

                              PLAN OF DISTRIBUTION

     The shares of Common Stock registered hereunder and owned by the Selling Stockholders may be offered and sold by means of this Prospectus from time to time as market conditions permit in the over-the-counter market, or otherwise at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) a purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits a purchase; and (d) face-to-face transactions between sellers and purchasers without a broker or dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Stockholders in amounts to be negotiated.

     The Selling Stockholders and any brokers or dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of 2(11) of the Securities Act, and any commissions received by them or any profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Company may agree to indemnify the Selling Stockholders and may agree to indemnify any such broker or dealer who may be deemed to be an underwriter against certain liabilities, including liabilities under the Securities Act as an underwriter or otherwise.

     The Company has advised the Selling Stockholders that, during such time as they may be engaged in a distribution of the shares of Common Stock included herein, they must comply with the applicable provisions of Regulation M under the Exchange Act, as amended ("Regulation M"), and, in connection therewith, the Selling Stockholders may not agree in any stabilization activity in connection with any securities of the Company, that they must furnish copies of this Prospectus to each broker-dealer through which the shares of Common Stock included herein may be offered, and that they may not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company except as permitted under Regulation M. The Selling Stockholders have also agreed to inform the Company and broker-dealers through whom sales may be made hereunder when the distribution of the shares is completed.

     Rules 102 and 103 under Regulation M prohibit participants in a distribution from bidding for or purchasing for any account in which the participant has a beneficial interest any of the of the securities that are the subject of the distribution.

     Rule 104 under Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

                                 LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered by this Prospectus has been passed upon for the Company by Morgan, Lewis & Bockius LLP, New York, New York.

                                    EXPERTS

     The audited consolidated financial statements for the years ended December 31, 1995 and 1996 incorporated by reference in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report. The audited financial statements of Imagent Corporation and Related Company; Melanson and Associates, Inc. and Related Company; C. & T. Management Services, Inc. and Related Company; Leonard Archives, Inc.; Deliverex, Incorporated and Subsidiary and Related Company; and Permanent Records, Inc. for the three years ended December 31, 1995, or the applicable fiscal year-ends, incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports. The audited Combined Financial Statements of the Founding Companies for the one month ended January 31, 1996 and the three years ended December 31, 1995 incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report. In this report, Arthur Andersen LLP states that with respect to Recordex Services, Inc., as of and for the two years in the period ended December 31, 1994, its opinion is based on the report of other independent public accountants, namely Elko, Fischer, McCabe & Rudman, Ltd. The audited financial statements for Recordex Services, Inc. for the year ended December 31, 1995 incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report. The audited financial statements for Recordex Services, Inc. for the two years ended December 31, 1994 incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Elko, Fischer, McCabe & Rudman, Ltd., independent public accountants, as indicated in their report. These financial statements are incorporated by reference herein in reliance upon the authority of said firms as experts in giving said reports.

     No dealer, representative or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Available Information.......................................    2
Incorporation of Certain Information by Reference...........    2
The Company.................................................    3
Recent Developments.........................................    4
Risk Factors................................................    5
Use of Proceeds.............................................    9
Selling Stockholders........................................    9
Plan of Distribution........................................   10
Legal Matters...............................................   10
Experts.....................................................   11

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be incurred in connection with the distribution of the Common Stock covered by this Registration Statement, all which will be paid by the Company, are as follows:

SEC Registration Fee........................................  $ 4,730
Printing and Engraving Costs................................    5,000
Legal Fees and Expenses.....................................    5,000
Accounting Fees and Expenses................................    5,000
Miscellaneous...............................................   20,000
                                                              -------
          Total.............................................  $39,730
                                                              =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Amended and Restated By-Laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not apposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Article Six of the Company's Amended and Restated Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

     In accordance with Delaware law, the Company has entered into indemnification agreements with its directors pursuant to which it has agreed to pay certain expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, incurred by such directors in connection with certain actions, suits or proceedings. These agreements require directors to repay the amount of any expenses advanced if it shall be determined that they shall not have been entitled to indemnification.

     The Company maintains liability insurance for the benefit of its directors and officers.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.1            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Deliverex,
                            Incorporated, ASK Record Management, Inc., Deliverex
                            Acquisition Corp., and the Stockholders named therein
                            (Incorporated by reference to Exhibit 2.1 to Amendment
                            No. 1 to the Registrant's Registration Statement on Form
                            S-1 (Registration No. 33-98608) effective January 12,
                            1996)
          2.2            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, C. & T
                            Management Services, Inc., Qualidata, Inc., DPAS
                            Acquisition Corp., and the Stockholders named therein
                            (Incorporated by reference to Exhibit 2.2 to Amendment
                            No. 1 to the Registrant's Registration Statement on Form
                            S-1 (Registration No. 33-98608) effective January 12,
                            1996)
          2.3            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Melanson &
                            Associates, Inc., Bay Area Micrographics, Researchers
                            Acquisition Corp., and the Stockholders named therein
                            (Incorporated by reference to Exhibit 2.3 to Amendment
                            No. 1 to the Registrant's Registration Statement on Form
                            S-1 (Registration No. 33-98608) effective January 12,
                            1996)
          2.4            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Paragon
                            Management Group, Inc., Recordex Acquisition Corp.,
                            Recordex Services, Inc. and the Stockholders named
                            therein (Incorporated by reference to Exhibit 2.4 to
                            Amendment No. 1 to the Registrant's Registration
                            Statement on Form S-1 (Registration No. 33-98608)
                            effective January 12, 1996)
          2.5            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Permanent
                            Records Inc., Permanent Records Acquisition Corp., and
                            the Stockholders named therein (Incorporated by reference
                            to Exhibit 2.5 to Amendment No. 1 to the Registrant's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          2.6            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Leonard
                            Archives Inc., Leonard Acquisition Corp. and the
                            Stockholders named therein (Incorporated by reference to
                            Exhibit 2.6 to Amendment No. 1 to the Registrant's
                            Registration Statement on form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          2.7            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among Imagent Corporation, Imagent
                            Acquisition Corp. and the Stockholders named therein
                            (Incorporated by reference to Exhibit 2.7 to Amendment
                            No. 1 to the Registrant's Registration Statement on Form
                            S-1 (Registration No. 33-98608) effective January 12,
                            1996)
          2.8            -- Agreement and Plan of Reorganization dated as of October
                            25, 1995, by and among Mobile Information Services
                            Corporation, Inc., Imagent Acquisition Corp. and the
                            Stockholders named therein (Incorporated by reference to
                            Exhibit 2.8 to Amendment No. 1 to the Registrant's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          2.9            -- First Amendment to Agreement and Plan of Reorganization,
                            dated as of October 25, 1995, by and among F.Y.I.
                            Incorporated, Leonard Archives Inc., Leonard Acquisition
                            Corp. and the Stockholders named therein (Incorporated by
                            reference to Exhibit 2.9 to Amendment No. 1 to the
                            Registrant's Registration Statement on Form S-1
                            (Registration No. 33-98608) effective January 12, 1996)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.10           -- First Amendment to Agreement and Plan of Reorganization,
                            dated as of November 14, 1995, by and among F.Y.I.
                            Incorporated, C. & T. Management Services, Inc.,
                            Qualidata, Inc., DPAS Acquisition Corp., and the
                            Stockholders named therein (Incorporated by reference to
                            Exhibit 2.10 to Amendment No. 1 to the Registrant's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          2.11           -- Agreement and Plan of Reorganization, dated as of May 31,
                            1996, by and among F.Y.I. Incorporated, B&B
                            (Baltimore-Washington) Acquisition Corp., B&B Information
                            and Image Management, Inc. and Charles J. Bauer, Jr.
                            (Incorporated by reference to Exhibit 10.17 to
                            Post-Effective Amendment No. 2 to the Registrant's
                            Registration Statement on Form S-1 (Registration No.
                            333-1084) effective July 11, 1996)
          2.12           -- Agreement and Plan of Reorganization, dated as of May 31,
                            1996, by and among F.Y.I. Incorporated, Premier
                            Acquisition Corp., Premier Document Management, Inc., PDM
                            Services, Inc., Brian E. Whiteside, Christopher S. Moore,
                            Lynnette C. Pomerville and Gary T. Sievert (Incorporated
                            by reference to Exhibit 10.18 to Post-Effective Amendment
                            No. 2 to the Registrant's Registration Statement on Form
                            S-1 (Registration No. 333-1084) effective July 11, 1996)
          2.13           -- Asset Purchase Agreement, dated as of June 28, 1996, by and among F.Y.I. Incorporated, Robert A. Cook Acquisition
                            Corp., Robert A. Cook and Staff, Inc. and RAC Services,
                            Inc., Robert A. Cook and Robert A. Cook and Anna M. Cook,
                            as Co-Trustees of the Cook 1993 Living Trust
                            (Incorporated by reference to Exhibit 10.19 to
                            Post-Effective Amendment No. 2 to the Registrant's
                            Registration Statement on Form S-1 (Registration No.
                            333-1084) effective July 11, 1996)
          2.14           -- Agreement and Plan of Reorganization, dated as of August
                            30, 1996, by and among F.Y.I. Incorporated, California
                            Medical Record Service Acquisition Corp., C.M.R.S.
                            Incorporated and Alan Simon (Incorporated by reference to
                            Exhibit 2.14 to Post-Effective Amendment No. 3 to the
                            Registrant's Registration Statement on Form S-1
                            (Registration No. 333-1084) effective September 11, 1996)
          2.15           -- Agreement and Plan of Reorganization, dated as of August
                            30, 1996, by and among F.Y.I. Incorporated, Texas Medical
                            Record Service Acquisition Corp., Texas Medical Record
                            Service, Inc., California Medical Record Service
                            Acquisition Corp. and Karen Jill Simon (Incorporated by
                            reference to Exhibit 2.15 to Post-Effective Amendment No.
                            3 to the Registrant's Registration Statement on Form S-1
                            (Registration No. 333-1084) effective September 11, 1996)
          2.16           -- Agreement and Plan of Reorganization, dated as of August
                            30, 1996, by and among F.Y.I. Incorporated, Minnesota
                            Medical Record Service Acquisition Corp., Minnesota
                            Medical Record Service, Inc. and Alan Simon (Incorporated
                            by reference to Exhibit 2.16 to Post-Effective Amendment
                            No. 3 to the Registrant's Registration Statement on Form
                            S-1 (Registration No. 333-1084) effective September 11,
                            1996)
          2.17           -- Agreement and Plan of Reorganization, dated as of August
                            30, 1996, by and among F.Y.I. Incorporated, ZIA
                            Acquisition Corp., ZIA Information Analysis Group, Inc.
                            and the shareholders named therein (Incorporated by
                            reference to Exhibit 2.17 to Post-Effective Amendment No.
                            3 to the Registrant's Registration Statement on Form S-1
                            (Registration No. 333-1084) effective September 11, 1996)
          2.18           -- Agreement and Plan of Reorganization, dated as of March
                            27, 1997, by and among F.Y.I. Incorporated, MAVRICC
                            Acquisition Corp., MAVRICC Management Systems, Inc.,
                            F.Y.I. Incorporated, Craig F. Moncher and Kyle C. Kerbawy
                            (Incorporated by reference to Exhibit 2.18 to the
                            Registrant's Current Report on Form 8-K filed on April 9,
                            1997)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.19           -- Agreement and Plan or Reorganization, dated as of March
                            27, 1997, by and among F.Y.I. Incorporated, MMS Escrow
                            Acquisition Corp., MMS Escrow and Transfer Agency, Inc.,
                            Craig F. Moncher and Kyle C. Kerbawy (Incorporated by
                            reference to Exhibit 2.19 to the Registrant's Current
                            Report on Form 8-K filed on April 9, 1997)
          3.1            -- Amended and Restated Certificate of Incorporation of
                            F.Y.I. Incorporated (Incorporated by reference to Exhibit
                            3.1 to the Registrant's Registration Statement on Form
                            S-1 (Registration No. 33-98608) effective January 12,
                            1996)
          3.2            -- Amended and Restated By-Laws of F.Y.I. Incorporated
                            (Incorporated by reference to Exhibit 3.2 to the
                            Registrant's Form 10-Q Filed on August 8, 1997)
          4              -- Form of certificate evidencing ownership of Common Stock of F.Y.I. Incorporated (Incorporated by reference to
                            Exhibit 4.2 to Amendment No. 1 to the Registrant's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          5              -- Opinion of Morgan, Lewis & Bockius LLP
         21              -- List of Subsidiaries of F.Y.I. Incorporated
         23.1            -- Consent of Arthur Andersen LLP
         23.2            -- Consent of Elko, Fischer, McCabe & Rudman, Ltd.
         23.3            -- Consent of Morgan, Lewis & Bockius LLP (contained in
                            Exhibit 5)
         24              -- Power of Attorney (included with the signature page
                            hereof)

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any other material change to such information in the registration statement.

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein and the offering of such securities at the time may be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities which are being registered which remain unsold at the termination of the offering.

          (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or caused to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed by the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on September 15, 1997.

Date: September 15, 1997
                                            F.Y.I. INCORPORATED

                                            By:    /s/ ED H. BOWMAN, JR.
                                              ----------------------------------
                                                      Ed H. Bowman, Jr.
                                                President and Chief Executive
                                                            Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Ed H. Bowman, Jr. and Margot T. Lebenberg, and both of them, either of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any other registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date or dates indicated.

                      SIGNATURE                         CAPACITY IN WHICH SIGNED           DATE
                      ---------                         ------------------------           ----

                /s/ ED H. BOWMAN, JR.                  Director, President and      September 15, 1997
-----------------------------------------------------    Chief Executive Officer
                  Ed H. Bowman, Jr.                      (Principal Executive
                                                         Officer)

                /s/ DAVID LOWENSTEIN                   Director, Executive Vice     September 15, 1997
-----------------------------------------------------    President and Chief
                  David Lowenstein                       Financial Officer
                                                         (Principal Financial
                                                         Officer)

                /s/ TIMOTHY J. BARKER                  Vice President and Chief     September 15, 1997
-----------------------------------------------------    Accounting Officer
                  Timothy J. Barker                      (Principal Accounting
                                                         Officer)

                /s/ THOMAS C. WALKER                   Director                     September 15, 1997
-----------------------------------------------------
                  Thomas C. Walker

            /s/ DONALD F. MOOREHEAD, JR.               Director                     September 15, 1997
-----------------------------------------------------
              Donald F. Moorehead, Jr.

               /s/ GREGORY R. MELANSON                 Director                     September 15, 1997
-----------------------------------------------------
                 Gregory R. Melanson

                      SIGNATURE                         CAPACITY IN WHICH SIGNED           DATE
                      ---------                         ------------------------           ----

              /s/ G. MICHAEL BELLENGHI                 Director                     September 15, 1997
-----------------------------------------------------
                G. Michael Bellenghi

              /s/ JERRY F. LEONARD, JR.                Director                     September 15, 1997
-----------------------------------------------------
                Jerry F. Leonard, Jr.

                /s/ JONATHAN B. SHAW                   Director                     September 15, 1997
-----------------------------------------------------
                  Jonathan B. Shaw

               /s/ MICHAEL J. BRADLEY                  Director                     September 15, 1997
-----------------------------------------------------
                 Michael J. Bradley

              /s/ HON. EDWARD M. ROWELL                Director                     September 15, 1997
-----------------------------------------------------
                Hon. Edward M. Rowell

                 /s/ KYLE C. KERBAWY                   Director                     September 15, 1997
-----------------------------------------------------
                   Kyle C. Kerbawy

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.1            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Deliverex,
                            Incorporated, ASK Record Management, Inc., Deliverex
                            Acquisition Corp., and the Stockholders named therein
                            (Incorporated by reference to Exhibit 2.1 to Amendment
                            No. 1 to the Registrant's Registration Statement on Form
                            S-1 (Registration No. 33-98608) effective January 12,
                            1996)
          2.2            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, C. & T
                            Management Services, Inc., Qualidata, Inc., DPAS
                            Acquisition Corp., and the Stockholders named therein
                            (Incorporated by reference to Exhibit 2.2 to Amendment
                            No. 1 to the Registrant's Registration Statement on Form
                            S-1 (Registration No. 33-98608) effective January 12,
                            1996)
          2.3            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Melanson &
                            Associates, Inc., Bay Area Micrographics, Researchers
                            Acquisition Corp., and the Stockholders named therein
                            (Incorporated by reference to Exhibit 2.3 to Amendment
                            No. 1 to the Registrant's Registration Statement on Form
                            S-1 (Registration No. 33-98608) effective January 12,
                            1996)
          2.4            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Paragon
                            Management Group, Inc., Recordex Acquisition Corp.,
                            Recordex Services, Inc. and the Stockholders named
                            therein (Incorporated by reference to Exhibit 2.4 to
                            Amendment No. 1 to the Registrant's Registration
                            Statement on Form S-1 (Registration No. 33-98608)
                            effective January 12, 1996)
          2.5            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Permanent
                            Records Inc., Permanent Records Acquisition Corp., and
                            the Stockholders named therein (Incorporated by reference
                            to Exhibit 2.5 to Amendment No. 1 to the Registrant's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          2.6            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among F.Y.I. Incorporated, Leonard
                            Archives Inc., Leonard Acquisition Corp. and the
                            Stockholders named therein (Incorporated by reference to
                            Exhibit 2.6 to Amendment No. 1 to the Registrant's
                            Registration Statement on form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          2.7            -- Agreement and Plan of Reorganization, dated as of October
                            25, 1995, by and among Imagent Corporation, Imagent
                            Acquisition Corp. and the Stockholders named therein
                            (Incorporated by reference to Exhibit 2.7 to Amendment
                            No. 1 to the Registrant's Registration Statement on Form
                            S-1 (Registration No. 33-98608) effective January 12,
                            1996)
          2.8            -- Agreement and Plan of Reorganization dated as of October
                            25, 1995, by and among Mobile Information Services
                            Corporation, Inc., Imagent Acquisition Corp. and the
                            Stockholders named therein (Incorporated by reference to
                            Exhibit 2.8 to Amendment No. 1 to the Registrant's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          2.9            -- First Amendment to Agreement and Plan of Reorganization,
                            dated as of October 25, 1995, by and among F.Y.I.
                            Incorporated, Leonard Archives Inc., Leonard Acquisition
                            Corp. and the Stockholders named therein (Incorporated by
                            reference to Exhibit 2.9 to Amendment No. 1 to the
                            Registrant's Registration Statement on Form S-1
                            (Registration No. 33-98608) effective January 12, 1996)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.10           -- First Amendment to Agreement and Plan of Reorganization,
                            dated as of November 14, 1995, by and among F.Y.I.
                            Incorporated, C. & T. Management Services, Inc.,
                            Qualidata, Inc., DPAS Acquisition Corp., and the
                            Stockholders named therein (Incorporated by reference to
                            Exhibit 2.10 to Amendment No. 1 to the Registrant's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          2.11           -- Agreement and Plan of Reorganization, dated as of May 31,
                            1996, by and among F.Y.I. Incorporated, B&B
                            (Baltimore-Washington) Acquisition Corp., B&B Information
                            and Image Management, Inc. and Charles J. Bauer, Jr.
                            (Incorporated by reference to Exhibit 10.17 to
                            Post-Effective Amendment No. 2 to the Registrant's
                            Registration Statement on Form S-1 (Registration No.
                            333-1084) effective July 11, 1996)
          2.12           -- Agreement and Plan of Reorganization, dated as of May 31,
                            1996, by and among F.Y.I. Incorporated, Premier
                            Acquisition Corp., Premier Document Management, Inc., PDM
                            Services, Inc., Brian E. Whiteside, Christopher S. Moore,
                            Lynnette C. Pomerville and Gary T. Sievert (Incorporated
                            by reference to Exhibit 10.18 to Post-Effective Amendment
                            No. 2 to the Registrant's Registration Statement on Form
                            S-1 (Registration No. 333-1084) effective July 11, 1996)
          2.13           -- Asset Purchase Agreement, dated as of June 28, 1996, by and among F.Y.I. Incorporated, Robert A. Cook Acquisition
                            Corp., Robert A. Cook and Staff, Inc. and RAC Services,
                            Inc., Robert A. Cook and Robert A. Cook and Anna M. Cook,
                            as Co-Trustees of the Cook 1993 Living Trust
                            (Incorporated by reference to Exhibit 10.19 to
                            Post-Effective Amendment No. 2 to the Registrant's
                            Registration Statement on Form S-1 (Registration No.
                            333-1084) effective July 11, 1996)
          2.14           -- Agreement and Plan of Reorganization, dated as of August
                            30, 1996, by and among F.Y.I. Incorporated, California
                            Medical Record Service Acquisition Corp., C.M.R.S.
                            Incorporated and Alan Simon (Incorporated by reference to
                            Exhibit 2.14 to Post-Effective Amendment No. 3 to the
                            Registrant's Registration Statement on Form S-1
                            (Registration No. 333-1084) effective September 11, 1996)
          2.15           -- Agreement and Plan of Reorganization, dated as of August
                            30, 1996, by and among F.Y.I. Incorporated, Texas Medical
                            Record Service Acquisition Corp., Texas Medical Record
                            Service, Inc., California Medical Record Service
                            Acquisition Corp. and Karen Jill Simon (Incorporated by
                            reference to Exhibit 2.15 to Post-Effective Amendment No.
                            3 to the Registrant's Registration Statement on Form S-1
                            (Registration No. 333-1084) effective September 11, 1996)
          2.16           -- Agreement and Plan of Reorganization, dated as of August
                            30, 1996, by and among F.Y.I. Incorporated, Minnesota
                            Medical Record Service Acquisition Corp., Minnesota
                            Medical Record Service, Inc. and Alan Simon (Incorporated
                            by reference to Exhibit 2.16 to Post-Effective Amendment
                            No. 3 to the Registrant's Registration Statement on Form
                            S-1 (Registration No. 333-1084) effective September 11,
                            1996)
          2.17           -- Agreement and Plan of Reorganization, dated as of August
                            30, 1996, by and among F.Y.I. Incorporated, ZIA
                            Acquisition Corp., ZIA Information Analysis Group, Inc.
                            and the shareholders named therein (Incorporated by
                            reference to Exhibit 2.17 to Post-Effective Amendment No.
                            3 to the Registrant's Registration Statement on Form S-1
                            (Registration No. 333-1084) effective September 11, 1996)
          2.18           -- Agreement and Plan of Reorganization, dated as of March
                            27, 1997, by and among F.Y.I. Incorporated, MAVRICC
                            Acquisition Corp., MAVRICC Management Systems, Inc.,
                            F.Y.I. Incorporated, Craig F. Moncher and Kyle C. Kerbawy
                            (Incorporated by reference to Exhibit 2.18 to the
                            Registrant's Current Report on Form 8-K filed on April 9,
                            1997)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          2.19           -- Agreement and Plan or Reorganization, dated as of March
                            27, 1997, by and among F.Y.I. Incorporated, MMS Escrow
                            Acquisition Corp., MMS Escrow and Transfer Agency, Inc.,
                            Craig F. Moncher and Kyle C. Kerbawy (Incorporated by
                            reference to Exhibit 2.19 to the Registrant's Current
                            Report on Form 8-K filed on April 9, 1997)
          3.1            -- Amended and Restated Certificate of Incorporation of
                            F.Y.I. Incorporated (Incorporated by reference to Exhibit
                            3.1 to the Registrant's Registration Statement on Form
                            S-1 (Registration No. 33-98608) effective January 12,
                            1996)
          3.2            -- Amended and Restated By-Laws of F.Y.I. Incorporated
                            (Incorporated by reference to Exhibit 3.2 to the
                            Registrant's Form 10-Q Filed on August 8, 1997)
          4              -- Form of certificate evidencing ownership of Common Stock of F.Y.I. Incorporated (Incorporated by reference to
                            Exhibit 4.2 to Amendment No. 1 to the Registrant's
                            Registration Statement on Form S-1 (Registration No.
                            33-98608) effective January 12, 1996)
          5              -- Opinion of Morgan, Lewis & Bockius LLP
         21              -- List of Subsidiaries of F.Y.I. Incorporated
         23.1            -- Consent of Arthur Andersen LLP
         23.2            -- Consent of Elko, Fischer, McCabe & Rudman, Ltd.
         23.3            -- Consent of Morgan, Lewis & Bockius LLP (contained in
                            Exhibit 5)
         24              -- Power of Attorney (included with the signature page
                            hereof)